Exhibit 99.1

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY RUMSON-FAIR HAVEN BANK AND TRUST COMPANY

SPECIAL MEETING OF SHAREHOLDERS

January 15, 2014

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby nominates and appoints Stephen P. Kelleher, Stephen A. Tyler and [                         ] the true and lawful agents and proxies of the undersigned, with full power of substitution, to vote with respect to all of the shares of common stock, par value $2.00 per share, of RUMSON-FAIR HAVEN BANK AND TRUST COMPANY, standing in the name of the undersigned at the close of business on December 9, 2013, at the special meeting of shareholders to be held at Salt Creek Grille, located at 4 Bingham Avenue, Rumson, New Jersey 07760, on Wednesday, January 15, 2014 at 10:00 a.m. (local time) and at any and all adjournments or postponements thereof (the “Special Meeting”), with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated hereon.

1.   Approval of the Agreement and Plan of Merger, dated as of August 14, 2013, by and between 1st Constitution Bancorp, 1st Constitution Bank and Rumson-Fair Haven Bank and Trust Company, as amended, pursuant to which Rumson-Fair Haven Bank and Trust Company will merger with and into 1st Constitution Bank.

2.   Authorization of the Board of Directors, in its discretion, to adjourn or postpone the special meeting, including, without limitation, on a motion to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in favor of approval of the merger agreement or vote on other matters properly presented at the special meeting.

3.   Authorization of the Board of Directors, in its discretion, to vote on other matters properly presented at the special meeting.

			For	Against	Abstain

			For	Against	Abstain

			For	Against	Abstain

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE AGREEMENT AND PLAN OF MERGER, AS AMENDED, UNDER PROPOSAL 1; “FOR” AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO ADJOURN OR POSTPONE THE SPECIAL MEETING TO A LATER DATE, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF APPROVAL OF THE MERGER AGREEMENT OR VOTE ON OTHER MATTERS PROPERLY PRESENTED AT THE SPECIAL MEETING UNDER PROPOSAL 2; AND “FOR” AUTHORIZATION OF THE BOARD OF DIRECTORS, IN ITS DISCRETION, TO VOTE ON OTHER MATTERS PROPERLY PRESENTED AT THE SPECIAL MEETING UNDER PROPOSAL 3.

The shares represented by this Proxy will be voted in the manner directed, and, if no instructions to the contrary are indicated, will be voted “FOR” Proposal 1, Proposal 2 and Proposal 3.

Please be sure to date and sign this proxy card in the box below.	Date
Sign above	Co-holder (if any) sign above
IMPORTANT: Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by a duly authorized officer. Joint owners should each sign.

¿  Detach above card, sign, date and mail in postage paid envelope provided.   ¿

RUMSON-FAIR HAVEN BANK AND TRUST COMPANY

20 Bingham Avenue, Rumson, NJ 07760

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

If your address has changed, please correct the address in the space provided below and return this portion with the Proxy in the envelope provided.